                                                                      EXHIBIT 11



SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JULY 1, 1994
(In Thousands, Except Earnings Per Share)


                                                                  1994             1993             1992
- -------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                       74,986           72,308           68,512
  Add - Shares of common stock assumed issued
    upon exercise of options using the "treasury
    stock" method as it applies to the computation
    of primary earnings per share                                  1,652            2,774            1,714
                                                               ---------        ---------        ---------

NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                   76,638           75,082           70,226
  Add - Additional shares of common stock assumed issued
    upon exercise of options using the "treasury stock"
    method as it applies to the computation of fully
    diluted earnings per share                                       467              175            1,452
                                                               ---------        ---------        ---------

NUMBER OF SHARES OUTSTANDING
  ASSUMING FULL DILUTION                                          77,105           75,257           71,678
                                                               =========        =========        =========
- -------------------------------------------------------------------------------------------------------------

NET EARNINGS FOR PRIMARY
  AND FULLY DILUTED COMPUTATION                                $  35,022        $  19,974        $  16,277
                                                               =========        =========        =========
- -------------------------------------------------------------------------------------------------------------

EARNINGS PER COMMON SHARE
  AND COMMON EQUIVALENT SHARE
    Primary                                                    $    0.46        $    0.27        $    0.23
    Fully diluted                                              $    0.46        $    0.27        $    0.23
- -------------------------------------------------------------------------------------------------------------